UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

GameSquare Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39389	99-1946435
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 464-6400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2026, GameSquare Holdings, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the First Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-8 (the “Reverse Stock Split”).

The Certificate of Amendment provides that the Reverse Stock Split will become effective as of 12:01 a.m. Eastern Time on August 24, 2026 (the “Effective Time”), at which time every eight (8) shares of issued and outstanding Common Stock will be automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. The Certificate of Amendment provides that in the event a stockholder would otherwise be entitled to receive a fraction of a share of Common Stock, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.

Trading of the Common Stock on the Nasdaq Capital Market on a split-adjusted basis will commence at market open on August 24, 2026. The new CUSIP number for the Common Stock following the Reverse Stock Split is 36468G202.

As a result of the Reverse Stock Split, the issued and outstanding shares of Common Stock will be decreased from approximately 102,271,871 pre-split shares to approximately 12,783,983 post-split shares, subject to adjustment for fractional shares. The Reverse Stock Split will not change the number of authorized shares of the Common Stock.

The Reverse Stock Split will apply to the Company’s outstanding convertible securities, warrants, stock options and restricted stock units. The number of shares of Common Stock into which these outstanding securities are convertible or exercisable will be adjusted proportionately as a result of the Reverse Stock Split. The conversion prices of any outstanding convertible securities and the exercise prices of any outstanding warrants or stock options will also be proportionately adjusted in accordance with the terms of those securities and the Company’s equity incentive plans.

As previously announced, on August 13, 2026, the Company’s stockholders approved a reverse stock split proposal at a ratio in the range of 1-for-2 to 1-for-8, with the final ratio to be determined by the Company’s board of directors in its discretion without further approval from the Company’s stockholders. Subsequently on August 14, 2026, the Company’s board of directors approved the final reverse stock split ratio of 1-for-8 (the “Reverse Stock Split Ratio”).

The forgoing description of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01. Other Events.

The information in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

The Company has registration statements on Form S-3 (File No. 333-285543), registration statements on Form S-1 (File No. 333-280863) and registration statements on Form S-8 (File Nos. 333-279623 and 333-293284) (collectively, the “Registration Statements”) on file with the Securities and Exchange Commission (the “SEC”). SEC regulations permit the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-3, Form S-1 and/or Form S-8. The information incorporated by reference is considered part of the prospectus included within each of those registration statements. Information in this Item 8.01 is intended to be automatically incorporated by reference into each of the active Registration Statements, thereby amending them. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the amount of undistributed shares of Common Stock deemed covered by the Registration Statements are proportionately reduced as of the effective time of the Reverse Stock Split at the Reverse Stock Split Ratio.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to First Amended and Restated Certificate of Incorporation of GameSquare Holdings, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.
(Registrant)

Date: August 19, 2026	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer, President and Director